Exhibit 99.1

FOR IMMEDIATE RELEASE

Envestnet Reports Second Quarter 2011 Financial Results

Chicago, IL – August 9, 2011 – Envestnet (NYSE: ENV), a leading provider of technology-enabled wealth management solutions to financial advisors, today reported financial results for its second quarter ended June 30, 2011.

Financial results for the second quarter of 2011 compared to the second quarter of 2010:

•

Revenues from assets under management (AUM) or assets under administration (AUA) increased 36% to $25.4 million for the second quarter of 2011 from $18.7 million for the second quarter of 2010; total revenues, which includes licensing and professional services fees, increased 29% to $31.3 million for the second quarter of 2011 from $24.2 million for the second quarter of 2010

•	Adjusted EBITDA(1) increased 58% to $7.1 million for the second quarter of 2011 from $4.5 million for the second quarter of 2010

•	Adjusted Net Income(1) increased to $3.3 million, or $0.10 per diluted share, for the second quarter of 2011 from $1.8 million, or $0.06 per diluted share, for the second quarter of 2010

•

Net income attributable to common stockholders was $2.4 million, or $0.07 per diluted share, for the second quarter of 2011 compared to $0.1 million, or $0.01 per diluted share, for the second quarter of 2010

“Our second quarter results show continued progress in our empowering advisors to better serve their clients, as we grew revenue year-over-year by nearly 30 percent,” said Jud Bergman, founder and chief executive officer of Envestnet.

“Envestnet benefits from several long-term trends, including an increase in advisors seeking independence, a move toward fee-based business, and outsourcing of wealth management solutions. In addition, we believe our solid organic growth can be enhanced by consolidating transactions,” Bergman continued. “The acquisition of FundQuest should accelerate Envestnet’s growth and provide benefits to both our advisors and shareholders in the coming quarters. As part of Envestnet, the acquisition of FundQuest will enable us to offer advisors more fully integrated wealth management solutions and strengthen our relationships with them.”

Key Operating Metrics as of and for the quarter ended June 30, 2011:

•	AUM of $16.5 billion, up 52% from June 30, 2010

•	AUA of $54.3 billion, up 28% from June 30, 2010

•	Advisors (AUM/A only) of 14,613, up 14% from June 30, 2010

•	Gross sales of AUM/A of $6.9 billion, resulting in net flows of $1.9 billion

The following table summarizes the changes in AUM and AUA for the quarter ended June 30, 2011:

In Millions Except Account Data	3/31/11	Gross Sales	Redemptions	Net Flows	Market Impact	6/30/11

Assets under Management (AUM)	$15,635	$1,880	$(1,074)	$806	$52	$16,493
Assets under Administration (AUA)	53,115	4,986	(3,895)	1,091	55	54,261

Total AUM/A	$68,750	$6,866	$(4,969)	$1,897	$107	$70,754

Fee-Based Accounts	323,656	26,858	(18,217)	8,641		332,297

During the second quarter, the Company added $0.5 billion of conversions, which are included in the above AUM/A gross sales figures.

Review of Financial Results

Total revenues increased 29% to $31.3 million for the second quarter of 2011 from $24.3 million for the second quarter of 2010. The increase was primarily due to a 36% increase in revenues from assets under management or administration to $25.4 million from $18.7 million in the prior year period.

Total operating expenses in the second quarter of 2011 increased 20% to $28.2 million from $23.5 million in the prior year period. After certain non-GAAP adjustments(2) included in our Adjusted EBITDA reconciliation, total operating expenses increased 23% compared to the prior year. Cost of revenues increased 42% to $10.9 million in the second quarter of 2011 from $7.7 million in the second quarter of 2010 due to the increase in revenue from AUM or AUA. Compensation and benefits increased 13% to $10.4 million in the second quarter of 2011 from $9.2 million in the prior year period, primarily due to an increase in headcount between periods as the Company staffed to support the growth of the business.

Income from operations was $3.2 million for the second quarter of 2011 compared to $0.8 million for the second quarter of 2010. Net income attributable to common stockholders was $2.4 million, or $0.07 per diluted share, for the second quarter of 2011 compared to $0.1 million, or $0.01 per diluted share, for the second quarter of 2010.

Adjusted EBITDA(1) in the second quarter of 2011 was $7.1 million, up 58% from $4.5 million in the prior year period, reflecting expanding margins. Adjusted Operating Income(1) was $5.5 million, up 81% from $3.1 million in the prior year period. Adjusted Net Income(1) was $3.3 million, compared to $1.8 million in the second quarter of 2010. Adjusted Net Income Per Share(1) was $0.10 per diluted share, compared to $0.06 per diluted share in the second quarter of 2010.

Recent Events

The Company announced on August 5, 2011 that it signed a definitive agreement to acquire FundQuest Inc., a division of BNP Paribas, for approximately $24.4 million in cash. The transaction is subject to customary closing conditions and is expected to close during the fourth quarter of 2011. For more information, the press release can be found at http://ir.envestnet.com/.

Conference Call

The Company will host a conference call to discuss second quarter 2011 financial results today at 5:00 p.m. ET. The call will be webcast live from the Company’s investor relations website at http://ir.envestnet.com/ and can also be accessed live over the phone by dialing (888) 510-1762, or (719) 325-2199 for international callers. A replay will be available beginning one hour after the call and can be accessed by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 1431688. The replay will be available until Tuesday, August 23, 2011.

About Envestnet

Envestnet, Inc. is a leading provider of technology-enabled wealth management solutions to financial advisors. Envestnet’s technology is focused on addressing financial advisors’ front-, middle- and back-office needs. Envestnet is headquartered in Chicago with offices in Boston, Denver, New York, Silicon Valley and Trivandrum, India. For more information on Envestnet please go to www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash stock-based compensation expense, unrealized gain (loss) on investments, other income, restructuring charges and transaction costs, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted operating income” represents income (loss) from operations before non-cash stock-based compensation expense, restructuring charges and transaction costs, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted net income” represents net income (loss) before non-cash stock-based compensation expense, restructuring expense and transaction costs, severance, bad debt expense, customer inducement costs, other income, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

(2) Adjustments include stock-based compensation expense, restructuring charges and transaction costs, severance and litigation related expense. See the Reconciliation of Non-GAAP Financial Measures – Adjusted EBITDA table for 2011 and 2010 amounts.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 9, 2011 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	June 30, 2011	December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$78,600	$67,668
Fees receivable	8,693	9,135
Deferred tax assets - current	51	107
Prepaid expenses and other current assets	2,448	2,026

Total current assets	89,792	78,936

Property and equipment, net	10,816	9,713
Internally developed software, net	3,639	3,621
Intangible assets, net	817	1,330
Goodwill	2,031	2,031
Deferred tax assets	11,588	13,649
Customer inducements	27,987	30,400
Other non-current assets	2,175	2,188

Total assets	$148,845	$141,868

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$12,978	$12,859
Accounts payable	1,758	1,707
Customer inducements payable - current	1,000	1,000
Note payable - current	164	159
Deferred revenue	102	232

Total current liabilities	16,002	15,957

Deferred rent liability	1,285	1,244
Lease incentive liability	2,620	2,771
Customer inducements payable	18,213	18,806
Note payable	—	159
Other non-current liabilities	744	612

Total liabilities	38,864	39,549

Stockholders’ equity
Preferred stock	—	—
Common stock, par value $0.005, 500,000,000 shares authorized as of June 30, 2011 and December 31, 2010, respectively; 43,438,322 and 43,068,371 shares issued as of June 30, 2011 and December 31, 2010, respectively; 31,733,149 and 31,368,822 shares outstanding as of June 30, 2011 and December 31, 2010, respectively	217	215
Additional paid-in capital	161,681	157,778
Accumulated deficit	(41,496)	(45,347)
Treasury stock at cost, 11,705,173 and 11,699,549 shares as of June 30, 2011 and December 31, 2010, respectively	(10,421)	(10,327)

Total stockholders’ equity	109,981	102,319

Total liabilities and stockholders’ equity	$148,845	$141,868

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Assets under management or administration	$25,427	$18,715	$48,698	$35,111
Licensing and professional services	5,907	5,532	11,898	10,768

Total revenues	31,334	24,247	60,596	45,879

Operating expenses:
Cost of revenues	10,917	7,698	21,045	14,718
Compensation and benefits	10,387	9,183	20,533	17,273
General and administration	5,258	5,082	10,134	12,191
Depreciation and amortization	1,578	1,428	3,126	2,759
Restructuring charges	43	67	53	819

Total operating expenses	28,183	23,458	54,891	47,760

Income (loss) from operations	3,151	789	5,705	(1,881)

Other income (expense):
Interest income	20	41	46	85
Interest expense	(204)	(128)	(415)	(128)
Other income	1,100	—	1,100	—
Unrealized gain (loss) on investments	1	(3)	4	—

Total other income (expense)	917	(90)	735	(43)

Income (loss) before income tax provision	4,068	699	6,440	(1,924)

Income tax provision	1,621	306	2,589	194

Net income (loss)	2,447	393	3,851	(2,118)
Less preferred stock dividends	—	(179)	—	(357)
Less net income allocated to participating preferred stock	—	(107)	—	—

Net income (loss) attributable to common stockholders	$2,447	$107	$3,851	$(2,475)

Net income (loss) per share attributable to common stockholders:
Basic	$0.08	$0.01	$0.12	$(0.19)

Diluted	$0.07	$0.01	$0.12	$(0.19)

Weighted average common shares outstanding:
Basic	31,591,412	13,068,492	31,502,139	13,017,943

Diluted	32,969,824	14,081,578	32,912,916	13,017,943

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Six Months Ended June 30,
	2011	2010

OPERATING ACTIVITIES:
Net income (loss)	$3,851	$(2,118)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,126	2,759
Amortization of customer inducements	2,413	785
Deferred rent and lease incentive	(110)	196
Provision for doubtful accounts	—	2,668
Unrealized gain on investments	(4)	—
Deferred income taxes	2,117	158
Stock-based compensation	1,645	524
Interest expense	415	128
Changes in operating assets and liabilities:
Fees receivable	442	(226)
Prepaid expenses and other current assets	(422)	(2,468)
Other non-current assets	—	20
Customer inducements	(1,000)	(11,300)
Accrued expenses	119	2,537
Accounts payable	51	249
Deferred revenue	(130)	173
Other non-current liabilities	132	67

Net cash provided by (used in) operating activities	12,645	(5,848)

INVESTING ACTIVITIES:
Purchase of property and equipment	(2,917)	(2,714)
Capitalization of internally developed software	(817)	(640)
Repayment of notes payable	(162)	—
Proceeds from repayment of notes receivable	—	128
Increase in notes receivable	—	(82)
Proceeds from investments	17	21
Acquisition of businesses, net of cash acquired	—	(300)

Net cash used in investing activities	(3,879)	(3,587)

FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	—	1,505
Proceeds from exercise of stock options	2,260	1,250
Purchase of treasury stock	(94)	(2,015)

Net cash provided by financing activities	2,166	740

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,932	(8,695)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	67,668	31,525

CASH AND CASH EQUIVALENTS, END OF PERIOD	$78,600	$22,830

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss)	$2,447	$393	$3,851	$(2,118)
Add (deduct):
Interest income	(20)	(41)	(46)	(85)
Interest expense	204	128	415	128
Income tax provision	1,621	306	2,589	194
Depreciation and amortization	1,578	1,428	3,126	2,759
Stock-based compensation expense	829	292	1,645	524
Unrealized (gain) loss on investments	(1)	3	(4)	—
Other income	(1,100)	—	(1,100)	—
Restructuring charges (excluding severance) and transaction costs	53	67	63	723
Severance	246	28	303	124
Bad debt expense	—	—	—	2,668
Customer inducement costs	1,207	770	2,413	785
Litigation related expense	58	1,124	91	1,848

Adjusted EBITDA	$7,122	$4,498	$13,346	$7,550

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Income (loss) from operations	$3,151	$789	$5,705	$(1,881)
Add:
Stock-based compensation expense	829	292	1,645	524
Restructuring charges (excluding severance) and transaction costs	53	67	63	723
Severance	246	28	303	124
Bad debt expense	—	—	—	2,668
Customer inducement costs	1,207	770	2,413	785
Litigation related expense	58	1,124	91	1,848

Adjusted operating income	$5,544	$3,070	$10,220	$4,791

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(In thousands, except share and per share information; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011*	2010*	2011*	2010*

Net income (loss)	$2,447	$393	$3,851	$(2,118)
Add (deduct):
Stock-based compensation expense	496	175	984	313
Restructuring charges (excluding severance) and transaction costs	32	40	38	432
Severance	147	16	181	74
Bad debt expense	—	—	—	2,668
Customer inducement costs	722	460	1,443	469
Other income	(658)	—	(658)	—
Imputed interest expense	121	74	243	74
Litigation related expense	35	672	54	1,105

Adjusted net income	3,342	1,830	6,136	3,017
Less: Preferred stock dividends	—	(179)	—	(357)
Less: Net income allocated to participating preferred stock	—	(823)	—	(1,323)

Adjusted net income attributable to common stockholders	$3,342	$828	$6,136	$1,337

Basic number of weighted-average shares outstanding	31,591,412	13,068,492	31,502,139	13,017,943
Effect of dilutive shares:
Options to purchase common stock	1,082,818	1,013,086	1,112,797	965,571
Common warrants	295,594	—	297,980	119,535

Diluted number of weighted-average shares outstanding	32,969,824	14,081,578	32,912,916	14,103,049

Adjusted net income per share	$0.10	$0.06	$0.19	$0.09

*	Adjustments, excluding bad debt expense, are tax effected using an income tax rate of 40.2% for 2011 and 2010.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011

Platform Assets
Assets Under Management (AUM)	$10,863	$12,352	$14,486	$15,635	$16,493
Assets Under Administration (AUA)	42,555	46,655	49,202	53,115	54,261

Subtotal AUM/A	53,418	59,007	63,688	68,750	70,754
Licensing	53,199	67,343	75,668	83,538	68,531

Total Platform Assets	$106,617	$126,350	$139,356	$152,288	$139,285

Platform Accounts
AUM	52,477	56,094	65,663	71,396	77,302
AUA	222,482	229,154	241,162	252,260	254,995

Subtotal AUM/A	274,959	285,248	306,825	323,656	332,297
Licensing	550,651	574,903	603,950	601,512	572,612

Total Platform Accounts	825,610	860,151	910,775	925,168	904,909

Advisors
AUM/A	12,871	13,011	13,833	14,140	14,613
Licensing	6,505	6,609	7,746	7,895	6,201

Total Advisors	19,376	19,620	21,579	22,035	20,814